SUB-ADVISORY AGREEMENT


     THIS AGREEMENT is made and entered into as of this ______ day of _________, 2002, by and between Alternative Investment Partners, LLC, a Delaware limited liability company (the "Adviser"), AIP Alternative Strategies Funds, a Delaware business trust ("AIS") and Smith Breeden Associates, Inc., a ____________ ("the Sub-Adviser") regarding Alpha Strategies I Fund, a series of AIS (the "Fund).

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the " 1940 Act"); and


     WHEREAS, the Adviser has been appointed investment adviser to the Fund, pursuant to an Investment Advisory Agreement dated __________, 2002, which has been approved by the Fund's Board of Trustees (the "Advisory Agreement"); and


     WHEREAS, the Adviser shall have in its sole discretion the decision as to the percentage of the Fund's net assets to be contributed into or subtracted from the Separate Account to be advised by the Sub-Adviser; and

     WHEREAS, the Adviser and the AIS desire to retain the Sub-Adviser to assist the Adviser in providing a continuous investment program for one of the separate accounts of the Fund's portfolio (the "Separate Account") and the Sub-Adviser is willing to do so; and

     WHEREAS, the Board of Trustees of the Fund has approved this Agreement, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Adviser and AIS hereby appoint the Sub-Adviser to serve as sub-adviser to the Adviser with respect to the Separate Account. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Advisory Services. Subject to the supervision of AIS's Board of Trustees and the Adviser, the Sub-Adviser will assist the Adviser in providing a continuous investment program for the Separate Account, including investment research and management with respect to the securities and investments and cash equivalents comprising the Separate Account. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's Prospectus and resolutions of AIS's Board of Trustees applicable to the Fund.

     Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it:

          (a) will assist in determining from time to time what securities and other investments will be purchased, retained or sold for the Separate Account;

          (b) will manage in consultation with the Adviser the Separate Account's temporary investments in securities, cash and cash equivalents;

          (c) will place orders pursuant to its investment determinations for the Separate Account either directly with the issuer or with any broker or dealer;

          (d) will consult with the Adviser on a continuous basis as to the Fund's total assets which shall be invested in the Separate Account;

          (e) will attend regular business and investment-related meetings with AIS's Board of Trustees and the Adviser if requested to do so by AIS and/or the Adviser; and

          (f) will maintain books and records with respect to the securities transactions for the Separate Account, furnish to the Adviser and AIS's Board of Trustees such periodic and special reports as they may request with respect to the Separate Account, and provide in advance to the Adviser all reports to the Board of Trustees for examination and review within a reasonable time prior to AIS's Board meetings.

     3. Covenants by the Sub-Adviser. The Sub-Adviser agrees with respect to the services provided to the Fund that it:

          (a) will maintain its status as a Registered Investment Advisor with the Securities and Exchange Commission;

          (b) will conform with all Rules and Regulations of the Securities and Exchange Commission;

          (c) will telecopy trade information to the Fund's designated Fund Accountant no later than the first business day following the day of the trade and cause broker confirmations to be sent directly to the Fund's designated Fund Accountant and adopt such other trade reporting, settlement and clearance procedures with respect to the Fund as shall be in accordance with the Fund's existing procedures and as mutually agreed by the parties hereto; and

          (d) will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by AIS, which approval shall not be unreasonably withheld, and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by AIS); and

          (e) will maintain its own Code of Ethics and report to the Adviser's Compliance Officer any violation of such Code.

     4. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall
(i) prevent the  Sub-Adviser  or any  affiliated  person (as defined in the 1940
Act) of the Sub-Adviser or any employee, agent, manager or affiliated person of such person from acting as investment adviser or manager for any other person or persona, including other management investment companies or investment vehicles or accounts of any type with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict the Sub-Adviser or any such employee, agent, manager or affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however. that the Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its material obligations under this Agreement.

     5. Separate Account Transactions. Investment decisions for the Separate Account shall be made by the Sub-Adviser independently from those for any other investment companies and accounts advised or managed by the Sub-Adviser. The Separate Account and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Separate Account and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Sub-Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Sub-Adviser may aggregate the securities to be sold or purchased for the Separate Account with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

     The Sub-Adviser shall place orders for the purchase and sale of portfolio securities for the Separate Account and will solicit broker-dealers to execute transactions in accordance with the Fund's policies and restrictions regarding brokerage allocations. If applicable, the Sub-Adviser shall place orders pursuant to its investment determinations for the Separate Account either directly with the issuer or with any broker or dealer. If it executes portfolio transactions and selects brokers or dealers, the Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors the Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and/or research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Separate Account and/or other accounts over which the Sub-Adviser or any of its affiliates exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and/or research services a commission for executing a portfolio transaction for the Separate Account which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and/or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities to the Fund. In no instance will portfolio securities be purchased from or sold to the Adviser or the Sub-Adviser or any affiliated person of either thereof, except as permitted by Rules and Regulations of the Securities and Exchange Commission.

     6. Covenants of the Adviser. The Adviser agrees with respect to the services provided to the Adviser hereunder that the Adviser will conform with the applicable Rules and Regulations of the Securities and Exchange Commission.

     7. Certain Representations and Warranties. Each of the parties hereto represents and warrants to the other that, as of the date hereof, this Agreement has been duly and validly authorized by all necessary action (corporate, limited liability company or otherwise) on the part of such party, has been duly executed and delivered by such party and constitutes the valid and legally binding obligation of such party, enforceable against such party in accordance with its terms and conditions.

     8. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of AIS and further agrees to surrender promptly to AIS any of such records upon AIS's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     9. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. Nothing herein, however, shall be deemed to require the Sub-Adviser to pay any expenses of the Fund or the Adviser.

     10. Compensation. In consideration of the services rendered pursuant to this Agreement, the Adviser will pay to the Sub-Adviser, as compensation for the services provided by the Sub-Adviser under this Agreement, a monthly fee of
1.00% (on an annualized basis) of the average net assets of the Separate Account. The Adviser shall pay the Sub-Adviser as soon as practical after the last day of each calendar month, but no later than 5 business days after the end of each month. In case of termination or expiration of this Agreement during any calendar month, the fee with respect to such month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of the Fund in accordance with the prospectus.

     11. Standard of Care: Limitation of Liability; Limited Indemnity. The Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, accounts and customers, but shall not be liable for any action taken or omitted by the Sub-Adviser in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties. The Adviser further agrees to indemnify, defend and hold the Sub-Adviser, and its managers, officers, directors, equityholders, employees and agents ("Related Persons"), harmless from and against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been Sub-Adviser to the Adviser, or in connection with the past or present performance of services to the Adviser in accordance with this Agreement, except to the extent that the loss, claim, damage, liability, cost or expense was caused by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties on the part of the Sub-Adviser in the performance of its duties and obligations under this Agreement. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. Federal and various state securities laws may afford the Adviser and/or the Fund certain rights and remedies under certain circumstances, even in the absence of bad faith, willful misconduct, gross negligence or reckless disregard by the Sub-Adviser or its Related Persons, and nothing contained herein shall in any way constitute a waiver or limitation of any such rights and remedies that the Adviser and/or the Fund may have under any such federal or state securities laws.

     12. Reference to the Sub-Adviser. Neither the Adviser nor any affiliate or agent of it shall make reference to this Agreement, or use the name of the Sub-Adviser or any of its affiliates, (except references in regulatory filings and communications with shareholders concerning the identity of and services provided by the Sub-Adviser to the Fund, which references shall not differ in substance from those typically included in a proxy statement or annual report of the Fund, or the Fund's current registration statement, ; provided that the Adviser shall give the Sub-Adviser a reasonable opportunity to review such references in advance and to comment thereon), in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any affiliate thereof to satisfy the foregoing obligation.

     13. Duration and Termination. Unless sooner terminated, this Agreement shall be for an initial period of one year, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund's Board of Trustees provided that its continuance also is approved by a majority of the Fund's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on sixty (60) days' notice, by the Fund's Board of Trustees, by the Adviser or by the Sub-Adviser or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act). Termination or expiration of this Agreement, however caused, shall be without prejudice to any compensation accrued to the date of termination or expiration and Sections 3(d), 8, 9, 10, 11 and 12 shall survive any termination or expiration.


     14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the Board of Trustees of the Fund, including a majority of the Trustees who are not interested persons of the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.


     15. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:


                           To the Sub-Adviser at:
                           ---------------------


                           Smith Breeden Associates, Inc.
                           100 Europa Drive, Suite 200
                           Chapel Hill, NC 27517



                           To the Adviser at:
                           -----------------


                           Alternative Investment Partners, LLC
                           142 Hardscrable Lake Dr.
                           Chappaqua, NY 10514



                           To the Fund at:
                           --------------


                           AIP Alternative Strategies Funds
                           142 Hardscrable Lake Dr.
                           Chappaqua, NY 10514


                           with a copy to:
                           --------------


                           Spitzer & Feldman P.C.
                           405 Park Avenue
                           New York, New York 10022
                           Attention:  Thomas R. Westle, Esq.


     16. Miscellaneous. Neither the holders of Shares of the Fund nor the Trustees shall be personally liable hereunder. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Governing Law. This Agreement constitutes the entire agreement of the parties, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law in a manner not in conflict with the provisions of the 1940 Act.


     18.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                  AIP ALTENATIVE STRATEGIES FUNDS


                                  By:      /s/ Steven R. Samson
                                           --------------------------
                                  Name:    Steven R. Samson
                                  Title:   President and Trustee


                                  SUB-ADVISOR
                                  Smith Breeden Associates, Inc.

                                  By:
                                  Name:
                                  Title: